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                                                                    EXHIBIT 10.1

                                    AMENDMENT


          FOURTH AMENDMENT AND WAIVER dated April 4, 2000 (this "Amendment "), to the Revolving Credit Agreement, dated as of October 19, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among CINEMASTAR LUXURY THEATERS, INC., a Delaware corporation (the "Borrower "), the several banks and other financial institutions or entities from time to time parties thereto (the "Lenders"), and UNION BANK OF CALIFORNIA, NA., as administrative agent (in such capacity, the "Administrative Agent").

                                   WITNESSETH:

     WHEREAS, the Borrower has requested that the Administrative Agent and Lenders agree to amend certain provisions and waive certain covenants of the Credit Agreement, and, upon this Amendment becoming effective, the Administrative Agent and Lenders have agreed to such amendments and waivers upon the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, and for other valuable consideration the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1. Definitions. All terms defined in the Credit Agreement shall have such defined meanings when used herein unless otherwise deemed herein.

     2. Amendment to Section 1.1. Section 1.1 of the Credit Agreement is hereby amended as follows:

     (a) by deleting and restating in their entireties the following definitions contained in such section to read as follows:

          "'Consolidated Fixed Charges Coverages Ratio': for any period, the ratio of (a) Consolidated EBITDAR for such period plus the amount by which the cash and cash equivalents of the Borrower and its Subsidiaries at the end of such period exceed $500,000 to (b) Consolidated Fixed Charges for such period."

          "`Consolidated Interest Expense Coverage Ratio': for any period, the ratio of (a) Consolidated EBITDA for such period plus the amount by which the cash and cash equivalents of the Borrower and its Subsidiaries at the end of such period exceed $500,000 to (b) Consolidated Interest Expense for such period."

          "`Revolving Termination Date': December 31, 2000."

     (b) by adding the following definition in the proper alphabetical order:

          "`Consolidated Adjusted EBITDA'; for any period, Consolidated EBITDA for such period adjusted to delete therefrom the contribution to Consolidated EBITDA for such period of the Internet Subsidiary."

     (c) by amending and restating in its entirety clause (X) of the definition of "Consolidated EBITDA"contained in such section as follows:

          "(X) September 30, 2000 and"

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     3. Amendment of Section 2.1. Section 2.1 is amended by inserting at the end thereof the following:

          "(d) notwithstanding the foregoing, until the date of receipt of the Cash Proceeds referred to in Section 6.11 the aggregate amount of the Revolving Extension of Credit outstanding at any time may not exceed $3,000,000; thereafter, the aggregate amount of the Revolving Extension of Credit outstanding at any time may not exceed $2,000,000 until such time as the Consolidated Leverage Ratio shall be equal to or less than 4.00 to 1.00 or, if less, the then applicable ratio required pursuant to Section 7.1(a)."

     4. Amendment of Section 6. Section 6 is amended by inserting immediately after Section 6.10(e) therein the following:

          "6.11 Equity Investment. (a) Obtain cash proceeds from the investment in common equity of the Borrower by SCP of at least $3,500,000 ("Cash Proceeds") on or prior to March 31, 2000 and (b) immediately upon receipt thereof apply (i) $1,000,000 of the Cash Proceeds to prepay the outstanding Loans under the Credit Agreement, and (ii) thereafter use such Cash Proceeds solely for (x) capital expenditures related to the San Bernardino and Mission Grove properties and (y) for working capital and repayment of outstanding debts."

     5. Amendment to Section 7 .1. Section 7.1 of the Credit Agreement is hereby amended as follows:

          (a) The requirements of Section 7.1(a) are hereby waived to the extent and only to the extent that the Consolidated Leverage Ratio for the period ended December 31, 1999 was greater than 4.00 to 1.00 so long as such ratio was not greater than 4.90 to 1.00.

          (b) The requirements of Section 7.1(a) are hereby waived for the period ended March 31, 2000 such that the Consolidated Leverage Ratio is not a factor in determining an Event of Default under the Credit Agreement.

          (c) by deleting the table in Section 7.1(a) in its entirety and substituting in lieu thereof the following table:


March 31, 1999- December 31, 1999                   1.00
January 1, 2000-March 31, 2000                      Not applicable
April 1, 2000- June 30, 2000                        4.00 to 1.00
July 1, 2000-September 30, 2000                     3.75 to 1.00
October 1, 2000-December 31, 2000                   3.5 to 1.00"



          (d) The requirements of Section 7.1 (d) are hereby waived to the extent and only to the extent that the Consolidated EBITDA for the four-quarter period ended December 31, 1999 was less than $1,500,000 so long as such Consolidated EBITDA for such period was greater than $1,000,000.

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          (e) by deleting the table in Section 7.1 (d) in its entirety and substituting in lieu thereof the following table:

"Fiscal Quarter                         Consolidated EBITDA
---------------                         -------------------
March 31, 2000                          $  650,000
June 30, 2000                           $  600,000
September 30, 2000                      $  725,000
December 31, 2000                       $1,200,000


     6. Amendment of Section 7.2. Section 7.2(b) of the Credit Agreement is hereby amended by inserting after the word `Guarantor' the phrase "(other than the Internet Subsidiary)".

     7. Amendment of Section 7.4. Section 7.4(a) of the Credit Agreement is hereby amended by inserting in the first line thereof, after the word `Borrower' the phrase "(other than the Internet Subsidiary)".

     8. Amendment of Section 7.5. Section 7.5 of the Credit Agreement is hereby amended by inserting at the end thereof the following:

          "(g) to the extent that it would otherwise be prohibited, the sale of the Chula Vista property, provided that the proceeds of such sale shall be solely used (i) to pay in full the existing Chula Vista property mortgage and (ii) thereafter, to prepay the Revolving Commitments in accordance with
     Section 2.6(b), provided that the Reinvestment Notice exclusion shall not be available with respect to such proceeds.

     9. Amendment of Section 7.8. Section 7.8 of the Credit Agreement is hereby

          (a) by inserting in paragraph (f) thereof after the word `Person' the phrase "(other than the Internet Subsidiary)".

          (b) by inserting immediately after paragraph (g) thereof the following new paragraph (h):

          "(h) The Borrower may enter into a new internet project designed to interface with its cinema operations (the "Internet Project") provided that
     (i) the Borrower establishes a subsidiary whose sole purpose is the implementation and operation of the Internet Project (the "Internet Subsidiary') (ii) the Internet Project is funded solely by cash common equity investments of SCP in the Borrower that are in excess of the $3,500,000 Cash Proceeds described in Section 6.11 and (iii) the requirements of Section 6.10(c) are complied with at the time of the formation of the Internet Subsidiary."

          (c) by amending paragraph (h) to be the new paragraph (g) and by inserting at the end of such new paragraph (g) the following proviso:

          "provided that no Investment pursuant to this paragraph (g) may be made in the Internet Subsidiary."

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     10. Amendment of Section 8. Paragraph (c) of Section 8 is hereby amended by inserting the clause ", Section 6.11" after the reference to Section 6.7(a) therein.

     11. Amendment of "Consolidated EBTTDA". The Credit Agreement is hereby amended by deleting the term "Consolidated EBTTDA" in each place it appears in the Credit Agreement (other than (a) the definitions of "Consolidated EBITDA" and "Consolidated Adjusted EBITDA) and substituting therefor the term "Consolidated Adjusted EBITDA."

     12. Amendment to Annex A of the Credit Agreement. Annex A to the Credit Agreement is hereby amended by replacing such Annex in its entirety with the Annex A attached to this Amendment.

     13. Amendment to Schedule 1.1A to the Credit Agreement. Schedule 1.1A to the Credit Agreement is hereby amended by replacing such Schedule in its entirety with the Schedule 1.1 A attached to this Amendment.

     14. Consent. The Lenders hereby consent and agree, anything in Section 7.9 notwithstanding, that the Borrower may obtain the cash common equity investments of SCP, including the $3,500,000 Cash Proceeds referred to in Section 6.11.

     15. Representations;No Default. On and as of the date hereof and after giving effect to this Amendment, the Borrower confirms, reaffirms and restates that the representations and warranties set forth in Section 4 of the Credit Agreement and in the other Loan Documents are true and correct in all material respects, provided that the references to the Credit Agreement therein shall be deemed to be references to this Amendment and to the Credit Agreement as amended by this Amendment.

     16. Conditions to Effectiveness. This Amendment shall become effective on and as of the date that:

          (a) the Administrative Agent shall have received counterparts of this Amendment, duly executed and delivered by a duly authorized officer of each of the Borrower, the Administrative Agent, and the Lenders;

          (b) the Administrative Agent shall have received an executed certificate of an officer of the Borrower in form satisfactory to the Administrative Agent as to the accuracy of the Borrower's representations and warranties set forth in Section 4 of the Credit Agreement and in the other Loan Documents, the absence of any Default or Event of Default after giving effect to this Amendment, and as to such other customary matters as the Administrative Agent may reasonably request;

          (c) the Borrower shall have delivered to the Administrative Agent a copy of an effective firm commitment from SCP pursuant to which SCP agrees to invest at least $3,500,000 in cash in common equity of the Borrower on or prior to March 31, 2000.

          (d) the Administrative Agent shall have received an amendment fee in the amount of $20,000 and any other fees agreed upon by the Borrower and the Administrative Agent payable to the Administrative Agent and the Lenders.

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     17. Limited Consent.Amendment. Except as expressly amended herein, the
Credit Agreement shall continue to be, and shall remain, in full force and effect. This Amendment shall not be deemed to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Credit Agreement or any other Loan Document or to prejudice any other right or rights which the Lenders may now have or may have in the future under or in connection with the Credit Agreement or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

     18. Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     19. GOVERNING LAW. THIS AMENDMENT SHALL BE 00VFRNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, TOE LAWS OF THE STATE OF NEW YORK.

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to beduly executed and delivered by their respective proper and duly authorized officers as of the date first above written.

                        CINEMASTAR LUXURY THEATER, INC., as
                        Borrower

                        By:      /s/ Donald H. Harnois, Jr
                              -----------------------------------
                        Name:    Donald H. Harnois, Jr.
                        Title:   Vice President and Chief Financial Officer

                        UNION BANK Of CALIFORNIA, N.A., as
                        Administrative Agent and as a Lender

                        By:      /s/ Jenny Dongo
                            -----------------------------
                        Name:    Jenny Dongo
                        Title:   Vice President



The undersigned does hereby
acknowledge and consent to the
terms and conditions of the foregoing Amendment

CINEMASTAR LUXURY CINEMAS, INC.

By:      /s/ Donald H. Harnois, Jr
        --------------------------------------
         Name:    Donald H. Harnois, Jr.
         Title:   Vice President and Chief Financial Officer


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                                                                   SCHEDULE 1.1A

                                  COMMITMENTS


Lender                                 Revolving Commitment
------                                 --------------------
Union Bank of California, N.A.         $5,000,000